UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING
November 29, 2023

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), will be seeking stockholder consent in lieu of an annual meeting for the 2023 fiscal year for the following purposes:

(1)Elect three directors to serve until the 2024 Annual Meeting of Stockholders of the Company;
(2)Ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3)Conduct an advisory consent approving the compensation of the Company’s Named Executive Officers; and
(4)Conduct an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

The Board has determined that stockholders of record at the close of business on November 16, 2023, will be entitled to consent to the proposals.

Your consent is important. We ask that you provide your consent as soon as possible but no later than 5:00 p.m., Eastern Time, on January 29, 2024. You may consent in any one of the following ways:

•Use the toll-free telephone number 1-855-208-8903 from the U.S. or Canada; or
•Use the Internet website at www.okapivote.com/silverstarconsent.

By Order of the Board of Directors of Silver Star Properties REIT, Inc.
/s/ Michael Racusin

Name: Michael Racusin Title: Senior Vice President, General Counsel, and Corporate Secretary

Houston, Texas
November 29, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT MATERIALS:

The Notice of Consent in Lieu of Annual Meeting, the Proxy Statement, and the Company’s Annual Report for the fiscal year ended December 31, 2022, are or will be available electronically at https://silverstarreit.com/sec-filings/.

SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

PROXY STATEMENT
____________________

This proxy statement (including all annexes attached hereto, this “Proxy Statement”) is being provided to stockholders in connection with the solicitation of consents by the Board of Directors (the “Board”) of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), in lieu of an Annual Meeting of Stockholders of the Company. This Proxy Statement is dated November 29, 2023. The Notice of Consent in Lieu of Annual Meeting, Proxy Statement, and Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2022, are available at https://silverstarreit.com/sec-filings/.

The purposes of the stockholder consent are to:

(1)Elect three directors to serve until the 2024 Annual Meeting of Stockholders of the Company;
(2)Ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)Conduct an advisory consent approving the compensation of the Company’s Named Executive Officers; and
(4)Conduct an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND CONSENT SOLICITATION

Why am I receiving these materials?

The Board of Directors (the “Board”) of Silver Star Properties REIT, Inc. (the “Company”) is soliciting consents from the stockholders of the Company in lieu of holding an annual meeting. As a stockholder as of the close of business on November 16, 2023, which is the record date (the “Record Date”) fixed by the Board, you are entitled and urged to give your consent on the proposals described in this Proxy Statement. The information included in this Proxy Statement relates to the proposals for which consent is being requested, the solicitation process, our executive compensation, and other important information. Our Annual Report for the fiscal year ended December 31, 2022 is available to review with this Proxy Statement. We are mailing a Notice of Consent in Lieu of Annual Meeting (the “Notice”) to our stockholders on or about November 29, 2023. The Notice contains instructions on how to access this Proxy Statement and our Annual Report online.

What are the proposals for which you are requesting my consent?
There are four proposals for which we are requesting your consent:
(1)Election of three directors to serve until the 2024 Annual Meeting of Stockholders of the Company;

(2)Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)An advisory consent approving the compensation of the Company’s Named Executive Officers; and

(4)An advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Who can provide consent?

Our Board has fixed the close of business on November 16, 2023 as the Record Date. On the Record Date, there were 35,109,523 shares of common stock outstanding, which was held by approximately 2,480 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of common stock is entitled to provide a consent in the election of directors and on each other matter submitted for stockholder consent.

What is required to approve the proposals?

In order to approve the proposals, stockholders holding a majority of the Company’s common stock must provide their consent by 5:00 p.m., Eastern Time, on January 29, 2024. Once the Company receives the requisite number of consents, the solicitation process will end and the proposals shall be approved. Notwithstanding the foregoing, the consent solicitation process shall not end prior to January 8, 2024.

What is the difference between a holder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Phoenix American Financial Services, Inc. The Notice was sent directly to you by the Company and you can provide your consent as instructed in the Notice.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” The Notice was forwarded to you by that organization, and their instructions for providing your consent should accompany the Notice.

How do I provide consent?

Stockholders of Record. If you are a stockholder of record, you provide your consent in one of the following ways:

•You may vote by telephone: To provide consent over the telephone, call toll-free 1-855-208-8903 from the U.S. or Canada from any touch-tone telephone and follow the instructions. Have your Notice available when you call. Telephone voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on January 29, 2024.

•You may vote via the Internet. To provide consent via the Internet, go to www.okapivote.com/silverstarconsent (have your Notice in hand when you visit the website). Internet voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on January 29, 2024.

Beneficial owner of shares held in “street name.” If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive consent instructions from your broker, bank or other nominee. You must follow the consent instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee to provide your consent. Beneficial owners of shares should generally be able provide consent by returning the instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the consent process of your broker, bank or other nominee.
Can I revoke my consent?
Stockholders of Record. If you are a stockholder of record, you can revoke your consent by telephone or via the Internet using the same method in which you provided consent.

Beneficial owner of shares held in “street name.” If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to revoke your consent.
Once the Company has received the requisite consents to approve the proposals, the solicitation will be concluded and you will no longer be able to revoke your consent. Notwithstanding the foregoing, the consent solicitation process shall not end prior to January 8, 2024.
How does the Board recommend I act?
The Board recommends that you provide your consent:
•FOR the election of each of the director nominees;

•FOR the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

•FOR the approval of, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

•EVERY THREE YEARS on the advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock by (1) each person known by us to be the beneficial owner of 5% or more of the outstanding shares of common stock, (2) each of our directors, (3) each of our Named Executive Officers, and (4) all of our directors and executive officers as a group. The percentage of beneficial ownership set forth in the table below is calculated based on 35,109,523 shares of our common stock outstanding as of the Record Date. The address of each beneficial owner listed below is c/o Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Name (1)	Shares Beneficially Owned(1)	Percent of Common Stock
Allen R. Hartman(2)	5,241,860	14.93%
Jack I. Tompkins	71,274	0.20%
Gerald W. Haddock	4,472	0.01%
James S. Still	4,472	0.01%
David Wheeler	-	-%
Louis T. Fox, III	-	-%
Michael A. Racusin	-	-%
All Officers and Directors as a group	5,322,078	15.16%

(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)Information based solely on Schedule 13D/A dated November 29, 2023 and filed on November 29, 2023 with the SEC by Allen R. Hartman and includes (i) 19,000 shares owned by Hartman XX Holdings, Inc., (ii) 1,198,228 shares owned by Hartman vREIT XXI, Inc., (iii) 3,420 shares owned by Mr. Hartman’s spouse, Lisa Hartman, (iv) 91,430 shares owned by Charlotte Hartman, (v) 91,430 shares owned by Victoria Hartman Massey, and (vi) 441,359 shares owned by Margaret Hartman. Mr. Hartman is the Executive Chairman and CEO of Hartman XX Holdings, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman XX Holdings, Inc. Mr. Hartman is the sole stockholder of Hartman vREIT XXI, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman vREIT XXI, Inc. Mr. Hartman has also included a beneficial interest in 1,442,257 units of Hartman XX Limited Partnership, a Texas limited partnership, the entity through which we conduct our operations.

PROPOSAL 1: ELECTION OF DIRECTORS
Each director is elected to a one-year term expiring at the next succeeding annual meeting of the stockholders of the Company. In accordance with the Bylaws, the Board has fixed the number of directors for fiscal 2024 at three pursuant to a resolution adopted by the Board.
The Board has nominated each of Messrs. Haddock, Tompkins and Still for election to the Board. All such nominees named below have consented to being named in this consent and to serve as directors of the Company if elected. It is expected that all nominees proposed by the Board will be able to serve on the Board if elected.
There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage, or adoption.
Nominees for Election to Terms Expiring at our 2024 Annual Meeting of Stockholders
GERALD W. HADDOCK, age 76, has served as one of our independent directors since May 2020. Mr. Haddock brings more than 50 years of professional and leadership experience to the Board. He is currently serving as the Chairperson for our Executive Committee, Chairperson of our Nominating and Governance Committee, and as a member of our Audit Committee. He founded Haddock Enterprises, LLC in 2000 and has served as president since its formation. Prior to forming Haddock Enterprises, Mr. Haddock served as president and chief executive officer of Crescent Real Estate Equities, a diversified real estate investment trust. He was a partner at the law firms of Fulbright & Jaworski, LLP, Kelly, Hart & Hallman, PC, and Jackson Walker, LLP, before founding the Haddock Firm, LLP. He is currently a director for Meritage Homes Corporation, serving as the Chairperson of the Nominating and Governance Committee and as a Director for ProFrac Holding Corp, an integrated energy services company, serving on the Audit and Compensation Committees. From 1986 to 2019, Mr. Haddock served as a founding director of ENSCO International, PLC, a leading global offshore oil and gas drilling service company. As one of the initial three directors, he was instrumental in leading the negotiation efforts of Rainwater Group to acquire the company (formerly known as Blocker Energy). For more than 25 years at ENSCO, Mr. Haddock served on our Board of Directors as a director and as the Chairperson of the Audit Committee. He was also co-lead director for many years of his service. Mr. Haddock also served as a member of the Nominating and Governance Committee of ENSCO. Mr. Haddock retired as a director with ENSCO in early 2019 upon its merger with Rowan Companies plc, which created Valaris plc. Mr. Haddock has also served on many philanthropic boards. He previously served on the Board of Trustees for the M.D. Anderson Proton Therapy Education and Research Foundation and the Baylor College of Medicine, as well as a member of the Baylor University Executive Investment Committee. Since 2010, he has been involved with the CEELI Institute, a not-for profit international provider of post-graduate, professional legal education headquartered in Prague. Mr. Haddock is currently a member of the Friends of the CEELI Institute Board of Directors based out of Washington D.C. Mr. Haddock received his Bachelor of Business Administration and Juris Doctorate degree from Baylor University and Baylor Law School, and his Master of Laws in Taxation degree from New York University School of Law. He also received his Master of Business Administration degree from Dallas Baptist University.
JACK I. TOMPKINS, age 77, has served as one of our independent directors since our inception in February 2009.  Mr. Tompkins has served since 1998 as Chairman and CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities. Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant for three years before joining Arthur Andersen, & Co., where he was elected to the partnership in 1981 and served until 1988. While at Arthur Andersen, he was in charge of the Merger and Acquisition Program for the Houston office and was also the head of the Natural Gas Industry Group. From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President, and Chief Information, Administrative and Accounting Officer of a large publicly traded energy company. Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration, and internal audit. Mr. Tompkins served as Chairman and CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT. From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities as the Company restructured. Mr. Tompkins served as an independent director of Hartman XIX from July 2009 until March 2010 and as an independent director of Hartman Income REIT from January 2008 until July 2009. Mr. Tompkins previously served on the board of directors of Bank of America Texas and Michael Petroleum Corp. Mr. Tompkins has served on the Boards of several nonprofits (including universities) and continues in that capacity. Mr. Tompkins received a Bachelor of Business Administration and Master of Business Administration from Baylor University.

JAMES S. STILL, age 66, has served as one of our independent directors since May 2020. Mr. Still founded RDC Advisors, LLC in 2010, to serve as a holding company for his Board and interim management roles. Prior to forming RDC Advisors, Mr. Still served as President and CEO of Surgent, LLC from 2014 to 2016, and prior to that he served as President and CEO of Thompson Media Group, LLC from 2010 to 2014. Both of these entities were focused on providing professional education to a number of sectors of the domestic economy. The two companies were owned by private equity and institutional lending firms. Earlier in his career, Mr. Still was President and CEO of Atlantic American Properties Trust, a diversified commercial and industrial real estate investment trust with holdings throughout the mid-Atlantic region. He was also the former President and CEO of Bell Atlantic Properties, Inc, a wholly owned investment real estate division of Bell Atlantic Corporation (now Verizon Corporation). Since 2017, he has been a director for Intellective, Inc, a leading provider of technology-based solutions; Precision Camera, the largest camera repair company in the country; and DirectPath, a leading telecommunications provider. Each of these entities is privately held. He is a former Board member of Abington Health, a large regional health care provider, and from 2017 to 2019, he was a member of the Finance and Investment Committees of Abington-Jefferson Health, upon the companies' merger in 2015. He was the President of the Alumni Board of William Penn Charter School, the oldest Quaker high school in America. He also served on the Amherst College Alumni Board and was a Session member at Grace Presbyterian Church in suburban Philadelphia. Mr. Still earned Bachelor of Arts in Economics and Psychology and Master of Business Administration from the Wharton School of the University of Pennsylvania.

Consent Required
In order to approve the proposal, stockholders holding a majority of the Company’s common stock must provide their consent by 5:00 p.m., Eastern Time, on January 29, 2024.

THE BOARD RECOMMENDS THAT STOCKHOLDERS PROVIDE CONSENT "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Allen R. Hartman	$130,195	—	—	—	—	9,753	$139,948
Jack I. Tompkins	158,625	—	—	—	—	—	158,625
Gerald W. Haddock	157,063	—	—	—	—	—	157,063
James S. Still	152,062	—	—	—	—	—	152,062
Horst Schulze	139,500	—	—	—	—	—	139,500

(1)The amounts shown in this column include fees earned for attendance at board of director and committee meetings and annual retainers, as described below under “Cash Compensation.” Amounts include payment of previously accrued stock awards which were settled in cash.
Cash Compensation

For fiscal 2022, we paid each of our independent directors an annual retainer of $75,000, plus $2,000 per board meeting attended and $500 per committee meeting attended; provided, however, we do not pay an additional fee to our directors for attending a committee meeting when the committee meeting is held on the same day as a board meeting. The Audit Committee chair receives $12,500 annually and members receive $500 per quarterly meeting. The Compensation Committee chair receives $5,000 annually and members receive $500 per meeting. The Nominating and Governance Committee chair receives $5,000 annually and members receive $500 per meeting. We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings.
Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee during 2022 included James Still (Chairman) and Horst Schulze. None of the members of the Compensation Committee in 2022 were, at any time during 2022 or at any other time, an officer or employee of the Company.
None of our executive officers served (i) as a director or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our Compensation Committee during 2022, or (ii) as a member of the compensation or similar committee (or on the board of directors, in the absence of any such committee) of any entity that has one or more executive officers who served on our Board of Directors during 2022.
Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Weaver and Tidwell, L.L.P. to audit the accounts of the Company for fiscal 2023. Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm is not a matter which is required consented to by the stockholders, but the Audit Committee considers it appropriate for the stockholders to express or withhold their approval of the appointment. If stockholder ratification should be withheld, the Audit Committee would consider an alternative appointment for the succeeding fiscal year.
Pre-Approval Policies
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, the audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.
All services rendered to us by Weaver for the years ended December 31, 2022 and 2021 were pre-approved in accordance with the policies and procedures described above.
Independent Registered Public Accounting Firm Fees
The audit committee reviewed the audit and non-audit services performed by Weaver, as well as the fees charged by Weaver for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Weaver. The aggregate fees billed to us by Weaver for professional accounting services for the years ended December 31, 2022 and 2021 are set forth in the tables below.
Fees Paid to the Independent Registered Public Accounting Firm
    The table below shows aggregate fees for professional services rendered for the Company by Weaver and Tidwell, L.L.P. for fiscal 2022 and 2021:

	2022	2021
	(in thousands)
Audit Fees	$401,700	$441,500
Audit-Related Fees	10,815	12,946
Tax Fees	69,783	79,000
Total	$482,298	$564,666

Audit Fees— These are fees for professional services performed for the audit of our annual financial statements, the required review of quarterly financial statements, registration statements and other procedures performed in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.
Audit-Related Fees—These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as audits and due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.
Tax Fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.
Consent Required
In order to approve the proposal, stockholders holding a majority of the Company’s common stock must provide their consent by 5:00 p.m., Eastern Time, on January 29, 2024.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF WEAVER & TIDWELL LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board is recommending that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in Item 11. Executive Compensation of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, pursuant to the compensation disclosure rules of the SEC, including disclosure under “Executive Compensation,” “Compensation Tables and Information,” and the related narrative discussion.
The Board recommends a consent FOR this resolution because it believes that the policies and practices described under “Executive Compensation” are effective in achieving the Company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the Company and linking executive performance to stockholder value.
The “Say-on-Pay” vote is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The vote is advisory in nature and is non-binding on the Company.
We urge stockholders to read the disclosure beginning on page 65 of Item 11. Executive Compensation of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which provide detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.
Because consent for this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Because we value our stockholders’ views, the Compensation Committee and the Board will consider the results of this advisory consent when formulating future executive compensation policies and programs.
Consent Required
In order to approve the proposal, stockholders holding a majority of the Company’s common stock must provide their consent by 5:00 p.m., Eastern Time, on January 29, 2024.

THE BOARD RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, stockholders are also entitled to cast an advisory vote to indicate the frequency with which we should hold future advisory votes on executive compensation. Periodically, the Company will include in its proxy materials a resolution, subject to a non-binding stockholder vote, to approve the compensation of our Named Executive Officers.
We are requesting your non-binding, advisory vote to determine whether the frequency of the vote to approve the compensation of our Named Executive Officers should be every one year, two years, or three years.
The Board of Directors recommends an advisory vote on executive compensation every three years. We believe that a vote every three years would provide us with feedback from our stockholders on executive compensation matters based on long-term. performance.
Although the vote on this proposal is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on the compensation of our Named Executive Officers.
Consent Required
Generally, the affirmative consent of stockholders holding a majority of the Company’s common stock is required to approve a matter via consent. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the consent, the option receiving the greatest number of consents will be considered the frequency recommended by the stockholders. Stockholders will be provided with the opportunity to choose among three options (holding the vote every one, two or three years) and, therefore, stockholders will not be consenting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "THREE YEARS" ON THE PROPOSAL CONCERNING THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Committees of the Board
The Board currently maintains the following standing committees: Executive Committee, Audit Committee, Compensation Committee, and Nominating and Governance Committee. All committees have previously met as necessary to fulfill their responsibilities. Currently, the Executive Committee closely oversees the day-to-day operations of the Company in collaboration with the Company’s management.
Executive Committee
Our Board has established an Executive Committee (the "Executive Committee"). The Executive Committee meets on a regular and as needed basis. The duties of the Executive Committee include, among other items, the continuation of the review of strategic alternatives with the objective of maximizing stockholder value and the streamlining of the communication, reporting, and decision-making process between the Board and the Chief Executive Officer. To accomplish this objective and to communicate and manage the day-to-day communications and interactions with the Chief Executive Officer, the Executive Committee has all the authority of decision making of the whole Board.
As of the date of this Proxy Statement, the members of the Executive Committee were: Gerald Haddock (Executive Chairman), Jack Tompkins, and James Still, each of whom is “independent” as defined by our charter. During fiscal 2022, the Executive Committee held 10 meetings.
Audit Committee
Our Board has established a Audit Committee (the "Audit Committee"). The Audit Committee meets on a regular basis at least four times a year. Our Board has adopted a Audit Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors’ independence, and to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process. All members of the Audit Committee have significant financial experience. Our board of directors has determined that Mr. Tompkins satisfies the SEC’s requirements for and serves as our “Audit Committee financial expert.”
As of the date of this Proxy Statement, the members of the Audit Committee were: Jack Tompkins (Chairman), Gerald Haddock, and James Still, each of whom is “independent” as defined by our charter. During fiscal 2022, the Audit Committee held four meetings.
Compensation Committee
Our Board has established a Compensation Committee (the "Compensation Committee") to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our directors and for our employees. Our Board has adopted our Compensation Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The primary duties of the Compensation Committee include reviewing all forms of compensation for our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares, and advising on changes in compensation of members of our Board of Directors.
For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee, see page 65 of Item 11. Executive Compensation of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
As of the date of this Proxy Statement, the member of the Compensation Committee was James Still (Chairman), each of whom is “independent” as defined by our charter. During fiscal 2022, the Compensation Committee held one meeting.
Nominating and Governance Committee
Our Board has established a Nominating and Governance Committee (the “Nominating Committee”). Our Board has adopted our Nominating Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The Nominating Committee recommends nominees to serve on our Board. The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The Nominating Committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to our board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the Nominating Committee.
As of the date of this Proxy Statement, the members of the Nominating and Governance Committee were: Gerald Haddock (Chairman) and Jack Tompkins, each of whom is “independent” as defined by our charter. During fiscal 2022, the Nominating Committee did not meet.
Nominations for Directors
The Nominating Committee considers candidates for Board membership recommended by its members and other Board members, as well as management and stockholders. The Nominating Committee may retain a third-party search firm to assist it in identifying candidates. The Nominating Committee will consider director candidates whose recommendations are timely submitted by our stockholders in accordance with the notice provisions discussed below under “Stockholder Proposals for 2024 Annual Meeting.”
Once the Nominating Committee has identified a prospective nominee, or received a recommendation for a prospective nominee, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the prospective nominee. The initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective nominee, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating Committee determines, in consultation with the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Nominating Committee. The Nominating Committee evaluates prospective nominees based on evaluation factors, including:
•a candidate’s expertise and experience;
•independence (as defined by applicable rules promulgated by the SEC);
•financial literacy and understanding of business strategy, business environment, corporate governance, and board operation knowledge;
•commitment to the Company’s core values;
•skills, expertise, independence of mind, and integrity; and
•familiarity with the Company and its industry.
The Nominating Committee also considers the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee expertise.
The Company did not pay any third party a fee to assist in the process of identifying or evaluating nominees included in the Consent of Stockholders in Lieu of Annual Meeting.
Director Independence
As required by our charter, a majority of the members of our Board must qualify as “independent directors”. Our charter defines independent director in accordance with the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. As defined in our charter, an independent director is a person who is not, on the date of determination, and within the last two years from the date of determination been, directly or indirectly, associated with our sponsor or our advisor by virtue of (1) ownership of an interest in our sponsor, our advisor, or any of their affiliates; (2) employment by our sponsor, our advisor, or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor, or any of their affiliates (other than as one of our directors); (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor, or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor, and their affiliates exceeds 5.0% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the sponsor or the advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates, or with us.
We currently have a four-member Board. In accordance with the Bylaws, the Board has fixed the number of directors for fiscal 2024 at three pursuant to a resolution adopted by the Board. We do not consider Mr. Hartman to be an independent director. After review of all relevant transactions or relationships between each director, or any of his family members, and our company, our senior management and our independent registered public accounting firm, our Board has determined that Messrs. Tompkins, Haddock and Still, who comprise the majority of our Board, qualify as independent directors as defined in our charter.
Resignation of Directors
Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or the Secretary of the Company.
Executive Session Meetings of Non-Management Directors
Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company.
Board Leadership Structure and Presiding Director
Currently, the offices of Executive Chairman and Chief Executive Officer are separate, allowing our independent Executive Chairman to focus on overseeing our Board corporate governance matters, while our CEO focuses on leading the Company’s business operations and strategy. Corporate policy allows for the separation of these offices to preserve flexibility for the Board regarding the selection of Chairman and Chief Executive Officer and the independence of these positions, although it is not mandated.
The Executive Chairman currently presides over the executive sessions of non-management directors. If the offices of Chief Executive Officer and Chairman are not separate or, for any other reason, the Chairman is not independent, the independent directors will elect one of the independent directors to preside over the executive sessions of non-management directors.
Independent directors currently chair all of our Board Committees.
Board Member Meeting Attendance
Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2022, the Board held six meetings. Each Director attended at least 67% of the meetings of the Board on which he served.
The Board’s Role in Risk Oversight
The Board considers the effective oversight of risk important to running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. In addition to the Chief Executive Officer, President, General Counsel, and other members of our senior leadership team who are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for overseeing its risk profile and assisting management in addressing specific risks, such as operational risks, strategic and competitive risks, financial risks, brand and reputation risks, and legal and regulatory risks.
The Audit Committee meets regularly with our Chief Financial Officer, our internal auditor, our independent registered public accounting firm, legal counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks.
The Compensation Committee is responsible for overseeing human capital and compensation risks.
The Nominating Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, and director independence.
Code of Conduct and Ethics for All Directors, Officers, and Employees
We have adopted a Code of Business Conduct and Ethics which contains general guidelines for conducting our business and is designed to help directors, employees and consultants resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics applies to all of our officers, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions and all members of our Board. A copy of our Code of Business Conduct and Ethics will be made available, free of charge, to anyone who requests a copy in writing.

Receipt and Retention of Complaints Regarding Accounting and Auditing Matters
To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline are reported to the Chair of the Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Audit Committee is notified of these reports at every quarterly committee meeting, or sooner if necessary.
Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chair, Audit Committee, Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.
Nonretaliation for Reporting
The Company’s policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.
Stockholder Communications to the Board
Stockholders and other parties interested in communicating directly with the Executive Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Executive Chairman of the Board, in care of the Corporate Secretary at Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.
The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures that the Audit Committee has established with respect to such matters.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following describes all transactions during the period from January 1, 2018 to the date of this Proxy Statement involving us, our directors, our advisor, our sponsor and any affiliate thereof and all such proposed transactions. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.
Loan to Hartman Retail II Holdings Company, Inc.
Our taxable REIT subsidiary, Hartman TRS, Inc. ("TRS") has a note receivable from Hartman Retail II Holdings Company, Inc., an affiliate of the Hartman Advisors, LLC (the “Advisor”) and Silver Star Property Management, Inc. (the “Property Manager”), in the original amount of $7,231,000 pursuant to a promissory note in the amount of up to $8,820,000 to Hartman Retail II Holdings Company, Inc (“Retail II Holdings”), an affiliate of the Advisor and the Property Manager, in connection with the acquisition of a retail shopping center by Hartman Retail II DST, a Delaware statutory trust sponsored by the Property Manager. Pursuant to the terms of the promissory note, TRS received a two percent (2%) origination fee of amounts advanced under the promissory note, and interest at ten percent (10%) per annum on the outstanding principal balance. The outstanding principal balance of the promissory note will be repaid as investor funds are raised by Hartman Retail II DST. The maturity date of the promissory note, as amended, is June 30, 2024. The note receivable had an outstanding balance of the note is $1,726,000 as of December 31, 2022 and 2021, respectively.
Loan from Hartman vREIT XXI, Inc.
During 2019, the Company borrowed under an unsecured promissory note payable to Hartman vREIT XXI, Inc. (“vREIT XXI”), an affiliate of the Advisor and the Property Manager, in the face amount of $10,000,000. The outstanding balance of the note is $10,000,000 and $6,012,000 as of December 31, 2022 and 2021, respectively. In addition to the balance due under this note, the Company received advances from vREIT XXI totaling $7,168,000 which were outstanding as of December 31, 2022 and which were not covered by the unsecured promissory note referred to herein.
Acquisition of Southern Star Self-Storage Investment Company
On April 6, 2023, the Company agreed to purchase all of the equity interests in Southern Star Self Storage Investment Company ("Southern Star") for approximately $3,000,000 in cash and 301,659 restricted stock units of the Company's common stock. Mark T. Torok, our previous Chief Executive Officer, and Louis T. Fox III, our Chief Financial Officer, are equity holders of Southern Star. On May 5, 2023, the Company completed the acquisition of Southern Star, which will operate as a subsidiary of the Company’s operating partnership alongside the Company’s current operations, utilizing its expertise in developing assets within Delaware Statutory Trusts.
Policies and Procedures for Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our Advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our Advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

DIRECTORS AND EXECUTIVE OFFICERS
Certain information is set forth below concerning the directors and executive officers of the Company as of the date of this Proxy Statement:

Name	Served Since	Positions with Silver Star Properties REIT, Inc.	Age
David Wheeler	2009	President and Interim Chief Executive Officer (since May 2023); EVP & Chief Investment Officer (2009 to May 2023)	62
Louis T. Fox, II	2009	Chief Financial Officer, Chief Accounting Officer and Treasurer	63
Michael A. Racusin	2021	Senior Vice President, General Counsel, and Corporate Secretary (since May 2023); General Counsel and Corporate Secretary (May 2021 to May 2023)	42
Gerald W. Haddock	2020	Executive Chairman	76
Jack I. Tompkins	2009	Independent Director	77
James S. Still	2020	Independent Director	66
Allen R. Hartman	2009	Director	71

AUDIT COMMITTEE REPORT
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and their judgment about the quality and appropriateness of accounting principles and financial statement presentations, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and major issues as to the adequacy of the Company’s internal controls. In addition, the Audit Committee discussed any matter required to be communicated under generally accepted auditing standards. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also has discussed with the independent registered public accounting firm the firm’s independence from the Company and management. The Audit Committee also considered the compatibility of any nonaudit services with the independent registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee reviewed the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee appointed Weaver and Tidwell, L.L.P. as the independent registered public accounting firm for the Company for fiscal 2023.
Audit Committee
Jack Tompkins (Chair)
Gerald Haddock
James Still

OTHER MATTERS

Stockholder Proposals for the 2024 Annual Meeting
Proposals of stockholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2024 annual meeting of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office addressed to the Secretary no later than February 2, 2024.
The Company’s Bylaws provide that any stockholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of stockholders, so long as the stockholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m., Central Standard Time, on the 120th day and not earlier than 5:00 p.m., Central Standard Time, on the 150th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions; provided, however, that in the event the date of the 2024 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If an exception does not apply, notice of a stockholder proposal submitted under the Company’s Bylaws will be considered timely for the 2024 annual meeting of stockholders if received no later than the tenth day tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing notice requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Consents
The cost of soliciting consents will be borne by the Company. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, consents are solicited from our stockholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it. This solicitation of consents is being made by the Board and all expenses of this solicitation will be borne by the Company. Consents may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefore. Other than the persons described herein, no general class of employee of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
We have retained Okapi Partners, LLC for an estimated fee of $10,000 to assist us in the mailing, collection and administration of consents.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s current executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. Mr. Hartman failed to file a report related to common stock received on July 1, 2020. Mr. Haddock failed to file a report related to restricted stock received on July 1, 2020. Mr. Tompkins failed to file reports related to (i) restricted stock received on March 1, 2019, (ii) restricted stock received on February 1, 2020, (iii) common stock received on July 1, 2020, (iv) restricted stock received on July 1, 2020, and (v) restricted stock received on January 29, 2021. Mr. Still failed to file a report related to restricted stock received on July 1, 2020. Mr. Schulze failed to file a report related to restricted stock received on July 1, 2020. Mr. Fox failed to file reports related to (i) phantom equity units received on April 27, 2021, and (ii) restricted stock received on May 5, 2023. Mr. Torok failed to file reports related to restricted stock received on May 5, 2023. Mr. Wheeler failed to file a Form 3 on April 28, 2023. Mr. Racusin failed to file a Form 3 on April 28, 2023. Various Forms 3, 4, and 5 were filed on November 15, 2023 and November 17, 2023 to remediate the reporting for Messrs. Tompkins, Still, Haddock, Wheeler, Fox, and Racusin.

Reimbursement for Certain Expenses
The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
CONSENT SOLICITATION MATERIALS

The proxy solicitation materials for the Company’s solicitation of consents, including this Proxy Statement, are available over the Internet on our website at www.okapivote.com/silverstarconsent. Information on our website does not constitute part of the Company’s proxy solicitation materials.
* * * * * * * * *

Dated as of the 29th day of November, 2023.

SILVER STAR PROPERTIES REIT, INC.
/s/ David Wheeler
David Wheeler, President and Interim Chief Executive Officer

FORM OF CONSENT CARD

CONSENT CARD **CONSENT CARD**

Proposal 1: The Election of the following directors to serve as the Board of Directors for the upcoming year nominated by the Board of Directors:

Gerald Haddock, Executive Chairman
Jack Tompkins, Director
James Still, Director

☐ FOR THE ABOVE DIRECTORS
☐ AGAINST THE ABOVE DIRECTORS

☐ FOR
☐ AGAINST

☐ FOR
☐ AGAINST

☐ 1 YEAR
☐ 2 YEARS
☐ 3 YEARS

IN WITNESS WHEREOF, this Consent has been executed by the below stockholder of the Company.

____ ____

Signature Date Please Print Name

CONTROL NUMBER:

THERE ARE 3 EASY WAYS TO SUBMIT YOUR CONSENT:

CONSENT BY PHONE – Call Okapi Partners LLC toll-free at (855) 208-8903 to submit your consent with a live representative. Representatives are available to take your consent or to answer any questions Monday through Friday 9:00 AM to 8:00 PM EST.

CONSENT BY INTERNET – Go to www.okapivote.com/silverstarconsent. Use the internet to transmit your consent up until 11:59pm Eastern Time the day before the Expiration Date. Have your consent form in hand when you access the web site and follow the instructions listed.

CONSENT BY MAIL – Mark, sign and date your consent from and return it in the postage-paid envelope we have provided or return it to Okapi Partners LLC c/o Jeremy Provost, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲